Exhibit 3.2

BYLAWS OF
HOOKER FURNISHINGS CORPORATION

AMENDED AND RESTATED
September 5, 2023

ARTICLE I.
OFFICES

The principal office of the Corporation shall be located in the City of Martinsville, Virginia. The Corporation may have such other offices, either within or without the Commonwealth of Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II.
SHAREHOLDERS

SECTION 1.    Annual Meeting. The annual meeting of the shareholders shall be held at 2:00 p.m. on the first Tuesday of June in each year, or on such other date and at such other time in each year as may be designated by resolution of the Board of Directors from time to time for the purpose of electing Directors and conducting such other business as may properly come before the meeting.

At each annual meeting of shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing and who is such a shareholder of record, both at the time of the giving of the shareholder’s notice hereinafter described in this Section and on the record date for determining the shareholders entitled to vote at such annual meeting, and who complies with the notice procedures set forth in this Section.

In addition to any other applicable requirements, in order to bring before an annual meeting of shareholders any business which may properly be considered, a shareholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a shareholder’s notice must be given, either by personal delivery to the Secretary at the principal office of the Corporation or by certified United States mail, with postage prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received (i) not later than 120 days before the one-year anniversary of the date of mailing the notice of the preceding year’s annual meeting of shareholders, if clause (ii) is not applicable, or (ii) not later than 90 days before the date of the meeting if the date of such meeting, as prescribed in these Bylaws, has been changed by more than 30 days.

Each such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting (including the text of any proposed amendment to these Bylaws in the event that such business includes a proposal to amend these Bylaws), and the reasons for wanting to conduct such business at the meeting, (ii) the name and address, as they appear on the Corporation’s share transfer books, of the shareholder proposing such business, the name and address of any beneficial owner on whose behalf the proposal is being made and the name and address of any of their respective affiliates or associates or other parties with whom such shareholder or such beneficial owner is acting in concert (each, an “Associated Person”), (iii) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, (iv) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation (collectively, “Derivative Instruments”), the effect or intent of which is to mitigate loss to, manage risk or benefit share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (vi) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the proposal is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (vii) any rights to dividends on the shares of the Corporation owned beneficially by the shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder, the beneficial owner or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (ix) any performance-related fees (other than an asset-based fee) that the shareholder, the beneficial owner or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (x) any material interest which the shareholder and any beneficial owner on whose behalf the proposal is being made, and any Associated Person, may have in such business, and (xi) any other information as reasonably requested by the Corporation. The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section and (2) promptly update and supplement information previously provided to the Corporation

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pursuant to this Section, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the annual meeting of shareholders and (z) as of the date that is 10 days prior to the annual meeting of shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the other requirements of this Section with respect to any business proposed by a shareholder to be made at a meeting, each shareholder, any beneficial owner on whose behalf the proposal is being made and any Associated Person shall also comply with all applicable requirements of the Articles of Incorporation, these Bylaws and state and federal law, including the Exchange Act, with respect to any such proposal or the solicitation of proxies with respect thereto.

The Secretary shall deliver each shareholder’s notice that has been timely received to the Chair of the Board or a committee designated by the Board of Directors for review.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The chair of an annual meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section. If the chair should so determine, he or she shall so declare to the meeting, and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a shareholder seeking to have a proposal included in the Corporation’s proxy statement for an annual meeting of shareholders shall comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or its successor provision).

SECTION 2.    Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chair of the Board of Directors (the “Chair”), the Chief Executive Officer or the Board of Directors. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

SECTION 3.    Place of Meeting. The Board of Directors may designate any place, either within or without the Commonwealth of Virginia unless otherwise prescribed by statute, as the place of meeting of shareholders for any annual meeting or for any special meetings; provided, however, that the Board of Directors may, in its sole discretion, determine that (a) the meeting shall not be held at any place and shall instead be held solely by means of remote communication as provided under the Virginia Stock Corporation Act (“VSCA”), or (b) the meeting shall be held in a hybrid setting allowing for a physical place for the meeting and

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attendance via remote communication if and as allowed under the VSCA. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

SECTION 4.    Notice of Meeting. Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting (except when a different time is required in these Bylaws or by law), either personally or by mail, telecopy or any other form of communication permitted by applicable law or by private courier, by or at the direction of the Chair, the Chief Executive Officer, the Board of Directors or the Secretary to each shareholder of record entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting. If the purpose for which a shareholders meeting is called is to act on an amendment to the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of assets contemplated by Section 13.1-724 of the VSCA, or the dissolution of the Corporation, notice shall be delivered not less than twenty-five (25) nor more than sixty (60) days before the meeting date to all shareholders of the Corporation, whether or not entitled to vote. The notice shall include the record date for determining the shareholders entitled to vote at the meeting, if such date is different than the record date for determining shareholders entitled to notice of the meeting.

Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders, or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, with postage prepaid, addressed to the shareholder at the shareholder’s address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of shareholders’ meetings to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting unless a court provides otherwise.

SECTION 5.    Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive any dividend or for any purpose, the Board of Directors may fix, in advance, a record date or dates for any such determination of shareholders, such date or dates in any case to be not more than seventy (70) days before the meeting or action requiring such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date or dates, which shall be required if the meeting is adjourned to a date more than one-hundred twenty (120) days after the date of the original meeting. The record date for a shareholders’ meeting fixed by the Board of Directors shall be the record date for determining shareholders entitled to both notice of and to vote at the

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shareholders’ meeting, unless the Board of Directors, at the time it fixes the record date for shareholders entitled to notice of the meeting, fixes a later record date on or before the date of the meeting to determine the shareholders entitled to vote at the meeting.

SECTION 6.    Quorum. Unless otherwise required by law or the Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date or dates are or shall be set for that adjourned meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 7.    Proxies. At all meetings of shareholders, a shareholder may vote the shareholder’s shares in person or by proxy. A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission. Such proxy shall be effective when received by the inspectors of election or other officer or agent of the Corporation authorized to tabulate votes. Such proxy shall be valid for eleven (11) months from the date of its execution, unless otherwise provided in the proxy. An appointment of a proxy is revocable unless the appointment form states that it is irrevocable and the appointment is coupled with an interest. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 8.    Voting of Shares. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

SECTION 9.    Organization and Order of Business.

(a)         The Chair shall serve as chair at all meetings of the shareholders. In the absence of the Chair or if the Chair declines to serve, the chair of the meeting shall be designated by the Board of Directors. The Secretary, or in the Secretary’s absence an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chair of the meeting may appoint any person to act as secretary of the meeting.

(b)         The chair of the meeting shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as the chair deems necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing business not properly presented, (ii) maintaining order and safety, (iii) placing limitations on the

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time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof, (vi) commencing, conducting and closing voting on any matter and (vii) adjourning the meeting to be reconvened at a later date.

ARTICLE III.
BOARD OF DIRECTORS

SECTION 1.    General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, and such officers and agents as the Board of Directors may elect to employ, subject to any limitation set forth in the Articles of Incorporation.

SECTION 2.    Number, Tenure and Qualification. The number of directors of the Corporation shall not be less than five (5) nor more than fifteen (15), with the number to be fixed from time to time by resolution of the Board of Directors. Directors shall be elected for terms of one (1) year. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual meeting of shareholders. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor shall have been elected and duly qualified, until there is a decrease in the number of directors or until removed by the shareholders, whichever event first occurs.

SECTION 3.    Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or any committee designated by the Board of Directors (each such nominee, a “Board Nominee”) or by any shareholder entitled to vote in the election of directors at the applicable meeting of shareholders who is a shareholder of record, both at the time of the giving of the shareholder’s notice hereinafter described in this Section and on the record date for determining the shareholders entitled to vote at the applicable meeting (each such nominee, a “Shareholder Nominee”). However, any such shareholder of record may nominate one or more persons for election as directors only if written notice of such shareholder’s intent to make such nomination or nominations is submitted in writing, either by personal delivery or by certified United States mail, with postage prepaid, to the Secretary and is received at the Corporation’s principal offices not later than, (i) 120 days before the one-year anniversary of the date of mailing the notice of the preceding year’s annual meeting of shareholders, if neither clause (ii) or (iii) of this sentence is applicable, or (ii) 90 days before the date of the annual meeting if the date of such annual meeting, as prescribed in these Bylaws, has been changed by more than 30 days or (iii) the close of business on the tenth day following the date on which notice is first given to shareholders with respect to a special meeting of shareholders for the election of directors.

Each such shareholder’s notice shall set forth: (i) the name and address, as they appear on the Corporation’s share transfer books, of the shareholder giving the notice, the name and address of any beneficial owner on whose behalf the nomination is being made and the name and address of any Associated Person; (ii) the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such shareholder and any beneficial

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owner on whose behalf the notice is given and any Associated Person, (iii) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting at the time of giving of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of any Derivative Instrument that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, and any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (v) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination is being made, or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (vi) any rights to dividends on the shares of the Corporation owned beneficially by the shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder, the beneficial owner or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (viii) any performance-related fees (other than an asset-based fee) that the shareholder, the beneficial owner or any Associated Person is entitled to based on the increase or decrease in the value of shares of the Corporation or Derivative Instruments, (ix) a description of all agreements, arrangements and understandings between such shareholder or such beneficial owner or any Associated Person and each Shareholder Nominee with respect to such Shareholder Nominee’s service or duties as a nominee or director of the Corporation, including any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Shareholder Nominee’s service or action as a nominee or director or any commitment or assurance as to how such Shareholder Nominee will act or vote on any matter, (x) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder and any beneficial owner on whose behalf the notice is given, and (xi) any other information as reasonably requested by the Corporation.

Each such shareholder’s notice pursuant to this Section shall also set forth:

(i) the name, age, business address and, if known, residence address of each Shareholder Nominee for whom the shareholder is proposing or intends to solicit proxies and of each Shareholder Nominee who would be presented for election at the annual meeting in the event of a need to change the shareholder’s original slate, (ii) the principal occupation or employment of each Shareholder Nominee, (iii) the class and number of shares of stock of the Corporation that

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are owned beneficially and of record by each Shareholder Nominee, (iv) any other information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the VSCA or applicable listing standards of the primary exchange on which the Corporation’s capital stock is listed or by the rules and regulations of the U.S. Securities and Exchange Commission promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested), (v) a representation as to whether the shareholder, the beneficial owner, if any, or any Associated Person intends to solicit proxies in support of director nominees other than Board Nominees in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the shareholder, the beneficial owner, if any, or any Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and (vi) the written consent of such Shareholder Nominee to be named in proxy statements as a nominee and to serve as a director if elected for the full term.

The shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section, if necessary, so that the information provided or required to be provided shall be true and complete (y) as of the voting record date for the meeting of shareholders and (z) as of the date that is 10 calendar days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal offices.

In addition to the other requirements of this Section with respect to any nomination proposed by a shareholder to be made at a meeting, each shareholder, any beneficial owner on whose behalf the nomination is being made and any Associated Person shall also comply with all applicable requirements of the Articles of Incorporation, these Bylaws and state and federal law, including the Exchange Act (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. In addition to the other requirements of this Section, unless otherwise required by law, (i) no shareholder, beneficial owner or Associated Person shall solicit proxies in support of any nominees other than Board Nominees unless such shareholder, beneficial owner and Associated Person have complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if such shareholder, beneficial owner or Associated Person (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder, beneficial owner or Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder, beneficial owner or Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such shareholder, beneficial owner or Associated Person has met the requirements of Rule 14a-19 under the Exchange Act.

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The foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. The Secretary shall deliver each shareholder’s notice under this Section that has been timely received to the Board or a committee designated by the Board for review.

Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to nominate the individual set forth in the shareholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

In addition to the information required to be provided by shareholders pursuant to this Section, each Shareholder Nominee shall provide to the Secretary the following information:

(i) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Shareholder Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination to the Board of Directors, as provided by the Secretary; (ii) the Shareholder Nominee’s agreement to comply with the Corporation’s various corporate governance policies applicable to directors, as provided by the Secretary; (iii) written confirmation that the Shareholder Nominee (A) does not have, and will not have or enter into, any agreement, arrangement or understanding as to how he or she will vote on any matter, if elected as a director of the Corporation, and (B) is not a party to, and will not become a party to, any agreement, arrangement or understanding with any person or entity, including any direct or indirect compensation, reimbursement or indemnification arrangement with any person or entity other than the Corporation in connection with such nominee’s service or action as a director of the Corporation the terms of which have not been fully disclosed in advance to the Secretary; (iv) written disclosure of any transactions between the shareholder and the Shareholder Nominee within the preceding five years; and (v) any additional information as necessary to permit the Board to determine if each Shareholder Nominee is independent under applicable listing standards with respect to service on the Board or any committee thereof, under any applicable rules of the SEC, and under any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence and qualifications of the Corporation’s directors.

Notwithstanding anything in the Bylaws to the contrary, no nomination for the election of a director shall be considered and voted upon at a meeting except in accordance with the procedures set forth in this Section. The chair of a meeting shall, if the facts warrant, determine that a nomination for the election of a director was not brought before the meeting in accordance with the procedures prescribed by this Section. If the chair of the meeting should so determine, he or she shall so declare to the meeting, and the nomination for the election of such director not properly brought before the meeting shall not be considered and voted upon.

SECTION 4.    Election. Except as provided in Section 13 of this Article III, directors shall be elected by the holders of the common shares at each annual meeting of shareholders or at a special meeting called for such purpose. Directors shall be elected by a plurality of the votes

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cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. No individual shall be named or elected as a director without such individual’s prior consent.

SECTION 5.    Regular Meetings. The Board of Directors may adopt a schedule of meetings, which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chair, the Chief Executive Officer or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

SECTION 6.    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair, the Chief Executive Officer, the Board of Directors or any two directors and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as such person or persons calling the meeting shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

SECTION 7.    Notice. No notice need be given of regular meetings of the Board of Directors. Notice of any special meeting shall be given at least six (6) hours before the meeting in person or delivered to his or her residence or business address (or such other place as the director may have directed in writing) by mail, messenger, telecopy, telegraph, email or any other form of communication permitted by applicable law or by telephoning such notice to the director. Any such notice may be oral or written and shall set forth the date, time and place of the meeting and shall state the purpose for which the meeting is called.

SECTION 8.    Quorum. A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors then present may adjourn the meeting from time to time without further notice.

SECTION 9.    Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects, at the beginning of the meeting or promptly upon arrival, to holding the meeting or transacting specified business at the meeting or (ii) the director votes against or abstains from the action taken.

SECTION 10.    Participation in Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 11.    Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if one or more written consents describing the action is signed by each director before or after such action is taken and included in the

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minutes or filed with the corporate records. Action taken under this Section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

SECTION 12.    Removal. The shareholders may remove one or more directors with or without cause. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

SECTION 13.    Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. The term of a director elected by the Board of Directors to fill a vacancy shall expire at the next shareholders’ meeting at which directors are elected.

SECTION 14.    Compensation. The directors shall receive such compensation for their services as directors and as members or chair of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

SECTION 15.    Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the greater of (i) a majority of all of the directors in office when action is taken, or (ii) the number of directors required by the Articles of Incorporation or these Bylaws to take action. The provisions of these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

SECTION 16.    Chair of the Board. The Chair, if one is designated by the Board of Directors, shall preside at all meetings of the Board and perform such other duties as the Board shall assign from time to time. In the absence of the Chair, the chair of the meeting shall be designated by the Board of Directors.

SECTION 17.    Secretary of Meetings. The Secretary or an Assistant Secretary shall act as secretary of meetings of the Board. In the absence of the Secretary or an Assistant Secretary, the Chair of the meeting may appoint any person to act as secretary of the meeting.

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ARTICLE IV.
OFFICERS

SECTION 1.    Number. The officers of the Corporation shall include a Chief Executive Officer and a Secretary and may include a Chair of the Board, President, one or more Vice Presidents, a Treasurer and such other officers and assistant officers as may be deemed necessary or advisable to carry on the business of the Corporation. The Board of Directors shall designate a Chief Financial Officer from among the officers of the Corporation. One person may hold two or more offices, except those of Chief Executive Officer and Secretary.

SECTION 2.    Election and Term of Office. The Board of Directors shall elect the Chair of the Board, if there is one, the Chief Executive Officer, the Secretary and such other officers as the Board of Directors shall, in its discretion, determine. The Chief Executive Officer may, from time to time, appoint other officers. The action of the Chief Executive Officer in appointing officers shall be reported to the next regular meeting of the Board of Directors after it is taken. Each officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or resignation or shall have been removed in the manner hereinafter provided. In the event of the Chief Executive Officer’s death, resignation, removal or inability or refusal to act, the Board shall promptly designate an interim or acting Chief Executive Officer. In the event of the Chief Financial Officer’s death, resignation, removal or inability or refusal to act, the Board or the Chief Executive Officer shall promptly designate an interim or acting Chief Financial Officer. The Board of Directors shall annually establish the scope of the authority of the Chief Executive Officer and Chief Financial Officer to enter into Contracts (as defined in Section 11 of this Article IV) in the name and on behalf of the Corporation as contemplated by Section 11 of this Article IV.

SECTION 3.    Removal. Any officer, employee or agent may be removed by the Board of Directors with or without cause whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or assistant officer, if appointed by the Chief Executive Officer, may likewise be removed by the Chief Executive Officer. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken. Election or appointment of an officer, employee or agent shall not of itself create contract rights.

SECTION 4.    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.    President. In the absence of the Chief Executive Officer or in the event of his or her death, resignation, removal or inability or refusal to act, and unless and until the Board designates an interim or acting Chief Executive Officer, the President, if one has been appointed, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President, if one has been appointed, shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

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SECTION 6.    Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep or cause to be kept full and accurate books of account. Whenever required by the Board of Directors or the Chief Executive Officer, the Chief Financial Officer shall render financial statements showing all transactions of the Corporation and the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

SECTION 7.    Secretary. The Secretary, or an Assistant Secretary, shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; and (d) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such officer by the Chief Executive Officer or by the Board of Directors.

SECTION 8.    Duties of Other Officers. The other officers of the Corporation, which may include Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, a Treasurer, Assistant Treasurers, a Controller or Assistant Controllers, and Assistant Secretaries shall have such authority and perform such duties as shall be prescribed by the Board of Directors or the Chief Executive Officer. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the direction of the Chief Executive Officer or the Board of Directors.

SECTION 9.    Voting Securities of Other Corporations. Unless otherwise provided by the Board of Directors, each of the Chief Executive Officer, President (if one has been appointed) and Chief Financial Officer, in the name and on behalf of the Corporation, may appoint from time to time himself or herself or any other person (or persons) proxy, attorney or agent for the Corporation to cast the votes that the Corporation may be entitled to cast as a shareholder, member or otherwise in any other corporation, partnership or other legal entity, domestic or foreign, whose stock, interests or other securities are held by the Corporation, or to consent in writing to any action by such other entity, or to exercise any or all other powers of this Corporation as the holder of the stock, interests or other securities of such other entity. Each of the Chief Executive Officer, President (if one has been appointed) and Chief Financial Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation and under its corporate seal such written proxies, consents, waivers, or other instruments as may be deemed necessary or proper. Each of the Chief Executive Officer, President (if one has been appointed) and Chief Financial Officer may attend any meeting of the holders of stock, interests or other securities of any such other entity and vote or exercise any or all other powers of this Corporation as the holder of the stock, interest or other securities of such other entity.

SECTION 10.    Compensation. The Board of Directors or a committee of the Board of Directors shall fix the compensation of the executive officers of the Corporation, including the Chief Executive Officer.

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SECTION 11.    Contracts. Each of the Chief Executive Officer, President (if one has been appointed) and Chief Financial Officer (each an “Authorized Officer”), and any officer(s), employee(s) or agent(s) of the Corporation any such Authorized Officer may designate, may enter into any deed, mortgage, deed of trust, note, lease, contract or agreement (collectively “Contracts”) and execute and deliver any instrument in the name and on behalf of the Corporation, to the extent authorized to do so by the Board of Directors pursuant to Section 2 of this Article IV or otherwise, and such authority may be general or confined to specific instances. The Board of Directors may authorize any other officer(s), employee(s) or agent(s), of the Corporation to enter into any Contracts or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE V.
SHARE CERTIFICATES

SECTION 1.    Certificates for Shares. Shares of the Corporation, when fully paid, shall be evidenced by certificates containing such information as is required by law and in such form as approved by the Board of Directors. When issued, such certificates shall be signed by the Chief Executive Officer, President (if one has been appointed) or Chief Financial Officer and the Secretary or an Assistant Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate shall be as valid as though such individual were such officer, transfer agent or registrar at the date of issue.

Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law.

SECTION 2.    Transfer; Restrictions on Transfer. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. Transfer of shares of the Corporation, and/or certificates representing such shares, shall be made on the share transfer books of the Corporation by the shareholder of record thereof or by the shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the shareholder’s attorney-in-fact thereunto authorized by power-of-attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate representing such shares, if any, accompanied by written assignments given by such record shareholder, legal representative or attorney-in-fact.

SECTION 3.    Transfer Agents and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

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SECTION 4.    Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed, and may require the owner of such certificate, or such owner’s legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the former certificate or the issuance of any such new certificate.

SECTION 5.    Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of the Corporation as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation’s action in registering the transfer to amount to bad faith.

ARTICLE VI.
FISCAL YEAR

The Board of Directors shall have power to fix and to change the fiscal year of the Corporation.

ARTICLE VII.
DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE VIII.
CORPORATE SEAL

The Corporation may, but need not, have a corporate seal, which may be altered at will, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The failure to affix a seal shall not affect the validity of any instrument.

ARTICLE IX.
WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the VSCA, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Such waiver shall be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

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A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director, at the beginning of the meeting or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE X.
AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed or new bylaws adopted by the shareholders, and the shareholders may prescribe that any bylaw adopted by them may not be altered, amended or repealed by the Board of Directors.

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